                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                CONTACT:   James A. Luksch
                                                                Chairman and
                                                                Chief Executive
                                                                Officer
                                                                (732) 679-4000

                BLONDER TONGUE TERMINATES JOINT VENTURE AGREEMENT

OLD BRIDGE, NEW JERSEY, June 15, 2006 – Blonder Tongue Laboratories, Inc. (AMEX:
“BDR”) today  announced its election to terminate  its Joint  Venture  Agreement
(“JV Agreement”) with Master Gain International Industrial, Limited, a Hong Kong
corporation.

     The  Company  and its  wholly-owned  subsidiary,  Blonder  Tongue Far East, entered  into the JV  Agreement  with Master  Gain on November  11, 2005 for the manufacturing  of products in the People’s  Republic of China. In furtherance of the Joint Venture,  the parties formed  Blonder Tongue  International  Holdings,
Ltd., a British Virgin  Islands  company  (“BTIH”).  On June 9, 2006 the Company sent notice to Master Gain of its election to exercise its termination rights of the JV Agreement and exercise its right to purchase  Master Gain’s fifty percent
(50%)  ownership  interest  in BTIH,  which the  Company  anticipates  to be for nominal consideration.  As a result, BTIH will be wholly-owned by Blonder Tongue
Far East.

     The Company  terminated the JV Agreement due to the Joint Venture’s failure to meet  certain  quarterly  financial  milestones.  The  inability to meet such financial  milestones  was  caused,  in part,  by the  failure of Master Gain to contribute  the  $5,850,000  of  capital  to the  Joint  Venture  and the  Joint
Venture’s  failure  to  obtain  certain  governmental   approvals  and  licenses
necessary for its operation.

     Commenting on the termination of the JV Agreement, Bob Palle, the Company’s
President  said,  “Establishing  a  manufacturing  facility  in China  will have significant benefits including increasing gross margins and international sales.
Although the termination of the JV Agreement will delay Blonder Tongue’s plan to directly  manufacture  products in China, we are continuing to move forward with our  strategic  plan to  establish  a  presence  in China and we are  evaluating alternative opportunities, both independently and with potential partners.”

     Founded in 1950,  Blonder  Tongue  Laboratories,  Inc.  has evolved  from a manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to broadband service providers. The Company designs,  manufactures,  and supplies a comprehensive line of equipment to deliver video (analog & digital),  high speed data and voice  services  over  integrated  coaxial  and fiber  optic  broadband networks today and over packet based,  Internet protocol networks of the future.
For more information regarding Blonder Tongue or its products,  please visit the
Company's Web site at  www.blondertongue.com  or contact the Company directly at
(732) 679-4000.

“Safe Harbor”  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes “forward-looking”  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue’s  Annual
Report and Form 10-K for the year ended December 31, 2005 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management’s  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities  and  Exchange  Commission  are  incorporated  herein  by  reference.
Further, there can be no assurance that the Company will be able to successfully establish  operations  in  China,  or that any  operations  established  will be efficient or provide the benefits  anticipated.  The words “believe”,  “expect”,
“anticipate”,   “project”,  and  similar  expressions  identify  forward-looking statements.  Readers  are  cautioned  not  to  place  undue  reliance  on  these forward-looking  statements,  which reflect management’s analysis only as of the date hereof.  Blonder Tongue  undertakes no obligation to publicly  revise these forward-looking  statements to reflect events or circumstances  that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other  expectations  expressed in Blonder Tongue’s  “forward-looking”
statements.